SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – January 15, 2008

MTI Technology Corporation

(Exact name of Registrant as specified in its Charter)

Delaware	0-23418	95-3601802
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15641 Red Hill, Suite 200

Tustin, California 92780

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 251-1101

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The following disclosure is provided pursuant to Item 5.02 of Form 8-K and amends in its entirety the disclosure contained in that Form 8-K filed on January 4, 2008 with respect to the same subject matter:

Effective as of December 31, 2007, Thomas P. Raimondi, Jr. resigned as Chairman of the Board of Directors and each of William Atkins, Lawrence P. Begley, Franz L. Cristiani, Ronald E. Heinz, Jr. and Kent D. Smith resigned as members of the Board of Directors. Messrs. Raimondi, Atkins, Begley, Cristiani, Heinz and Smith did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Notwithstanding Mr. Raimondi’s resignation as the Chairman of the Board of Directors, Mr. Raimondi will continue to serve as the Company’s Chief Executive Officer and President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MTI TECHNOLOGY CORPORATION

Date:	January 15, 2008	By:	/s/ Thomas P. Raimondi
		Name:	Thomas P. Raimondi
		Title:	Chief Executive Officer